Exhibit 99.1
News
[ONEOK Logo]	[ONEOK Partners Logo]
June 12, 2008	Analyst Contact: Dan Harrison
918-588-7950
Media Contact: Megan Washbourne
918-588-7572

ONEOK and ONEOK Partners to Present at

2008 Wachovia Securities Nantucket Equity Conference

TULSA, Okla. - June 12, 2008 - ONEOK, Inc. (NYSE: OKE) and ONEOK Partners,

L.P. (NYSE: OKS) will participate in the 18th Annual Wachovia Securities Nantucket Equity

Conference in Nantucket, Mass., on Tuesday, June 24, 2008, at approximately 10:15 a.m.

Eastern Daylight Time (9:15 a.m. Central Daylight Time).

John W. Gibson, chief executive officer of ONEOK and chairman and chief executive officer of ONEOK Partners, will present.

The presentation will be webcast live and accessible at ONEOK's Web site

(www.oneok.com) and ONEOK Partners' Web site (www.oneokpartners.com). A replay of the webcast will be archived for 90 days after the seminar.

-------------------------------------------------------------------------------------------------------------------

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 47.7 percent of

ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. Our general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 47.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com. OKE-FV OKS-FV

###